UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 29, 2013

THERAGENICS CORPORATION®

(Exact name of registrant as specified in charter)

Delaware	000-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way

Buford, Georgia 30518

(Address of principal executive offices / Zip Code)

(770) 271-0233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

INTRODUCTORY NOTE

On October 29, 2013, Theragenics Corporation (the “Company”) completed the merger contemplated by the Agreement and Plan of Merger, dated as of August 2, 2013 (the “Merger Agreement”), by and between the Company and Juniper Acquisition Corporation, a Delaware corporation (“Purchaser”).

Item 1.01 Entry into a Material Agreement.

On October 29, 2013, immediately following the effective time of the merger, the Company entered into a Revolving Credit and Term Loan Agreement with Credit Suisse Loan Funding LLC, as Arranger Agent, Capital One Business Credit Corp., as Administrative Agent, the lenders from time to time party thereto and certain subsidiaries of the Company, as Subsidiary Guarantors, as well as a Guarantee and Collateral Agreement and related financing documentation (collectively, the “Financing Documents”), providing for the financing of the merger on substantially the terms set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2013. The Company borrowed approximately $44.3 million under the Financing Documents to finance the merger.

Item 1.02. Termination of a Material Definitive Agreement.

On October 29, 2013, in connection with the merger, the Company paid all fees and other amounts outstanding under the Company’s Second Amended and Restated Credit Agreement, dated as of October 10, 2012 (the “2012 Credit Agreement”), and terminated the 2012 Credit Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 29, 2013, Purchaser merged with and into the Company pursuant to the Merger Agreement, resulting in the Company continuing as the surviving corporation and wholly owned subsidiary of Purchaser’s parent, Juniper Holdings, Inc. (“Parent”). Purchaser and Parent are affiliates of Juniper Investment Company, LLC (“Juniper”) and, together with their affiliates, owned approximately seven percent (7%) of the Company’s common stock issued and outstanding prior to the merger.

At the effective time of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the merger (other than shares owned by the Company, shares owned by Purchaser or any of its subsidiaries or shares for which appraisal rights were demanded and perfected) was cancelled and converted automatically into the right to receive $2.20 per share in cash, without interest and less any applicable withholding taxes.

In addition, at the effective time, each outstanding stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, was cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $2.20 over the per share exercise price of the applicable stock option multiplied by (ii) the aggregate number of shares of Theragenics common stock that may be acquired upon exercise of such stock option immediately prior to the effective time of the merger. The total amount of consideration payable in connection with the merger, including with respect to stock options, is approximately $69.5 million in cash.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to the more complete disclosure provided in the Company’s definitive proxy statement filed by the Company with the SEC on September 17, 2013.

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Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the merger, the Company notified the New York Stock Exchange (“NYSE”) that the merger had been completed and requested the NYSE to cease trading of the Company’s common stock on the NYSE, suspend the listing of the Company’s common stock and file with the SEC an application on Form 25 to delist the Company’s common stock from the NYSE and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The NYSE filed the Form 25 with the SEC on September 30, 2013.

In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15, requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference. Upon the effective time of the merger, holders of the Company’s common stock (other than shares owned by the Company, shares owned by Purchaser or any of its subsidiaries or shares for which appraisal rights were demanded and perfected), restricted stock and stock options immediately prior to such effective time ceased to have any rights as stockholders of the Company (other than their right to receive $2.20 per share in cash, without interest and less any applicable withholding taxes or, in the case of each outstanding stock option, the option consideration equal to the excess of $2.20 over the per share exercise price of such option), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference. The consideration paid in connection with the merger was funded by equity investments from Juniper and its affiliates and co-investors, borrowing under the Financing Documents described in Item 1.01 above and the contribution by Juniper Public Fund, L.P. of shares of Company common stock directly or indirectly to Purchaser. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to the more complete disclosure provided in the Company’s definitive proxy statement filed by the Company with the SEC on September 17, 2013.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Upon the effective time of the merger and pursuant to the terms of the Merger Agreement, each of the existing directors of the Company ceased to serve as members of the Board of Directors. On the closing date, John A. Bartholdson, Brad Koenig, Alexis P. Michas, George Ian Stoeckert, Patrick Sullivan and Francis J. Tarallo became the sole members of the Board of Directors.

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Upon the effective time of the merger and pursuant to the terms of the Merger Agreement, M. Christine Jacobs, Chairman, Chief Executive Officer and President, and Bruce W. Smith, Executive Vice President Strategy and Business Development and Corporate Secretary, resigned from their respective offices. On the closing date, the officers of the Company were Alexis P. Michas (54), Chairman, Francis J. Tarallo (53), President and Chief Executive Officer, Shirley Stoker (47), Chief Financial Officer, and John A. Bartholdson (42), Treasurer and Secretary.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the effective time of the merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The amended and restated certificate of incorporation and the amended and restated bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3.1	Amended and Restated Certificate of Incorporation of Theragenics Corporation as of October 29, 2013.

3.2	Amended and Restated Bylaws of Theragenics Corporation as of October 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theragenics Corporation (Registrant)

Dated:	November 4, 2013

By:	/s/ Francis J. Tarallo
Francis J. Tarallo
Chief Executive Officer

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